SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2003

INTERCEPT, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	01-14213	58-2237359
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 248-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Press Release dated March 31, 2003.

Item 9.    Regulation FD Disclosure.

Information Provided under Item 12 of Form 8-K

On March 31, 2003, InterCept, Inc. (Nasdaq: ICPT) issued a press release regarding a revision to its earnings for the three months and year ended December 31, 2002 previously announced on March 5, 2003. The full text of the press release is set forth in Exhibit 99.1 hereto. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as required by that instruction. Further, pursuant to interim guidance issued by the SEC on March 27, 2003, the registrant is including the foregoing Item 12 information under Item 9 because Item 12 has not yet been added to the EDGAR system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT, INC.

By:	/s/ SCOTT R. MEYERHOFF
Scott R. Meyerhoff Chief Financial Officer

Dated:    April 1, 2003

EXHIBIT INDEX

Exhibit
99.1	Press Release dated March 31, 2003